UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 11, 2010

Athena Silver Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

c/o Brian Power; 2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

____________Golden West Brewing Company, Inc._________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Effective March 11, 2010, Athena Silver Corporation, a Delaware corporation (the “Company”) announced that its wholly-owned subsidiary, Athena Minerals, Inc., (“Athena Minerals”) has entered into a Lease and Option to Purchase (“Agreement”) with Bruce D. and Elizabeth K. Strachan, as Trustees under the Bruce and Elizabeth Strachan Revocable Living Trust, pursuant to which Athena Minerals has leased,  with an option to purchase,  approximately 413.22 acres in San Bernardino County, California referred to as the “Langtry” property (the “Property”).  A copy of the Agreement is filed herewith.  The Agreement grants to Athena Minerals the exclusive right to conduct mining operations on the Property for a term of up to 20 years, subject to the payment of rents and royalties provided for therein.  In addition, the Agreement grants to Athena Minerals an option to purchase the Property upon payment of an additional purchase price.

The Agreement supersedes the previously announced Sale and Purchase Agreement and Joint Escrow Instructions dated as of December 4, 2009 which was assigned to Athena Minerals effective January 5, 2010 covering the Property.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S with respect to the unregistered sales of equity securities by Athena Silver Corporation, a Delaware corporation (the "Company"), completed effective March 11, 2010:

a.

Effective March 11, 2010, the Company completed the sale of an aggregate of 220,000 shares of common stock, $.0001 par value (the “Common Stock” or “Shares”) valued at $0.10 per share (the “Securities”) in consideration of the Langtry Lease and Option to Purchase described in Item 1.01 above.

b.

The shares were issued to one (1) person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").    The shares issued were “restricted securities” under the Securities Act.

c.

The Company paid no fees or commissions in connection with the issuance of the Shares.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

f.    There were no proceeds received.

ITEM 9.01:     EXHIBITS

(c)	Exhibit

Item	Title

10.1	Mining Lease and Option to Purchase

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: _March 15, 2010_	By: ___/s/ John C. Power______ John C. Power Chief Executive Officer/Director

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